Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form S-1 of Mitesco Inc. (the “Company”) of our report dated March 31, 2025, relating to our audit of the financial statements of the Company for the period January 1 to December 31, 2023 and January 1, 2024 to December 31, 2024. We also consent to the reference to us under the caption “Experts” in the prospectus, which is part of the registration statement.

Tampa, Florida
May 7, 2025

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707